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                                                                       EXHIBIT 1


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

                                                                                              NAME, PRINCIPAL BUSINESS
                                                                       PRINCIPAL                   AND ADDRESS OF
                                                                     OCCUPATION OR             ORGANIZATION IN WHICH
    NAME                    RESIDENCE OR BUSINESS ADDRESS             EMPLOYMENT               EMPLOYMENT IS CONDUCTED
DIRECTORS

Lynn Boadwine               46945 251st St.                          Farmer                   N/A
                            Baltic, SD 57003

Connie Cihak                9920 West 100th                          Farmer/Producer          N/A
                            Lonsdale, MN 55046

Jim Fife                    2530 Day Drive                           Manager                  Ag Supply Co.
                            Wenatchee, WA 98801                                               (farm supply cooperative)
                                                                                              P.O. Box 599
                                                                                              Wenatchee, WA 98807

Roger Ginder                4119 Tucson Court                        Economics Professor      Iowa State University
                            Ames, IA 50014                                                    (university)
                                                                                              460 Heady Hall
                                                                                              Department of Economics
                                                                                              Ames, IA 50011

D. Stanley Gomes            20306 Road 28                            Farmer/Producer          Dan-Ver Holsteins
                            Tulare, CA 93274                                                  (dairy)
                                                                                              20306 Road 28
                                                                                              Tulare, CA 93274

Gordon Hoover               165 Cambridge Road                       Farmer/Producer          N/A
                            Gap, PA 17527

Peter Kappelman             3300 Berringer Road                      Farmer/Producer          N/A
                            Two Rivers, WI 54241

Cornell Kasbergen           21744 Road 152                           Farmer/Producer          Rancho Teresita Dairy
                            Tulare, CA 93274                                                  (dairy)
                                                                                              21744 Road 152
                                                                                              Tulare, CA 93274

Paul Kent                   2489 195th Avenue                        Farmer/Producer          N/A
                            Mora, MN 55051

Charles Lindner             N 8276 State Hwy 73                      Farmer/Producer          N/A
                            Greenwood, WI 54437

John Long                   6021 56th Avenue SE                      Producer                 N/A
                            Gackle, ND 58442

Manuel Maciel               6171 16th Avenue                        Farmer/Producer           Macy-L Holsteins
                            Hanford, CA 93230                                                 (dairy)
                                                                                              6171 16th Avenue
                                                                                              Hanford, CA 93230

Robert Marley               9127 N. C.R. 1200 E                     Manager                   Jackson-Jennings Farm Bureau
                            Seymour, IN 47274                                                 Cooperative Association, Inc.
                                                                                              (farm supply cooperative)
                                                                                              801 West Second Street
                                                                                              Box 304
                                                                                              Seymour, IN 47274

Dayton Merrell              5587 N 900 W                            Farmer/Producer           N/A
                            Komomo, IN 46901

Ronnie Mohr                 5200 E. 600 N                           Farmer/Producer           N/A
                            Greenfield, IN 46140

Art Perdue                  500 36th Street SW                      Manager                   Farmers Union Oil Co.
                            Minot, ND 58701-2803                                              (farm supply cooperative)
                                                                                              215 East Central
                                                                                              Minot, ND 58702

Marlin Rasmussen            23221 River Road NE                     Farmer/Producer           Sar-Ben Farms, Inc.
                            St. Paul, OR 97137                                                (farm)
                                                                                              23221 River Road NE
                                                                                              St. Paul, OR 97137

Doug Reimer                 28478 Ironwood Road                     Farmer/Producer           Deer Ridge S.E.W. Feeder Pig
                            Guttenberg, IA 52052                                              (farm)
                                                                                              28478 Ironwood Road
                                                                                              Guttenberg, IA 52052

Charles Schilling           Rd #2, Box 272                          Farmer/Producer           N/A
                            Petersburg, PA 16669

Kenneth Schoenberg          14596 Paxton Run Road                   Farmer/Producer           N/A
                            Shippensburg, PA 17257

Laura Stacy                 8172 Kansas Road                        Farmer/Producer           N/A
                            Lowellville, OH 44436

James Sunde                 5312 Sunset Point Drive                 Manager                   First Farmers Co-op Elevator
                            Cherokee, IA 51012                                                (farm supply cooperative)
                                                                                              5057 Hwy 3
                                                                                              Cherokee, IA 51012

Robert Winner               500 Centerton Rd                        Farmer/Producer           N/A
                            Moorestown, NJ 08057

Larry Wojchik               439 90th Street                         Manager                   Goldstar Cooperative
                            Clear Lake, WI 54005                                              (farm supply cooperative)
                                                                                              2116 County Rd. S
                                                                                              New Richmond, WI 54017

                                                Page ii

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John Zonneveld              1379 E. Cerini                          Farmer/Producer           N/A
                            Laton, CA 93242




EXECUTIVE OFFICERS

John E. Gherty              4001 Lexington Avenue N.                President and Chief       Land O'Lakes, Inc.
                            Arden Hills, MN 55126                   Executive Officer         4001 Lexington Avenue N.
                                                                                              Arden Hills, MN 55126

Daniel Knutson              4001 Lexington Avenue N.                Senior Vice President,    Land O'Lakes, Inc.
                            Arden Hills, MN 55126                   Chief Financial Officer   4001 Lexington Avenue N.
                                                                                              Arden Hills, MN 55126

Duane Halverson             4001 Lexington Avenue N.                Executive Vice            Land O'Lakes, Inc.
                            Arden Hills, MN 55126                   President,                4001 Lexington Avenue N.
                                                                    Chief Operating           Arden Hills, MN 55126
                                                                    Officer,
                                                                    Ag Services

Jack Prince                 4001 Lexington Avenue N.                Executive Vice            Land O'Lakes, Inc.
                            Arden Hills, MN 55126                   President,                4001 Lexington Avenue N.
                                                                    Chief Operating           Arden Hills, MN 55126
                                                                    Officer,
                                                                    Dairy Foods Industrial
                                                                    Group

Chris Policinski            4001 Lexington Avenue N.                Executive Vice            Land O'Lakes, Inc.
                            Arden Hills, MN 55126                   President,                4001 Lexington Avenue N.
                                                                    Chief Operating           Arden Hills, MN 55126
                                                                    Officer,
                                                                    Dairy Foods Value-Added
                                                                    Group

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